Exhibit 99.1

Press Release

TIDEWATER INC. • Pan-American Life Center • 601 Poydras Street, Suite 1900 • New Orleans, LA 70130 • Telephone (504) 568-1010 • Fax (504) 566-4582

Tidewater to Present at the Pritchard Capital Partners Energize 2011 Conference

NEW ORLEANS, December 29, 2010 –Tidewater Inc. (NYSE: TDW) announced today that Joseph M. Bennett, Executive Vice President and Chief Investor Relations Officer, will present at the Pritchard Capital Partners Energize 2011 Conference in San Francisco, California on Wednesday, January 5, 2011, at approximately 9:45 a.m. Pacific time. The presentation will be available via real-time webcast at http://www.tdw.com. Playback will be available on January 5, 2011, at approximately 10:45 a.m. Pacific time and will be available for thirty days. Upon completion of the presentation, the company will also file a Form 8-K with the SEC which will include a transcript of the presentation and a copy of the slides used by the presenter.

Tidewater Inc. owns 393 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Executive Vice President and Chief Investor Relations Officer

504-566-4506

SOURCE: Tidewater Inc.